December 24, 2009



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Sub-Item 77K of
Form N-SAR dated October 31, 2009,
of Access One Trust and are in
agreement with the statements concerning our Firm in such Form N-SAR. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP